Exhibit 3.95

STATE OF VERMONT

OFFICE OF SECRETARY OF STATE

Certificate of Amendment

I, Deborah L. Markowitz, Secretary of State of the State of Vermont, do hereby certify that the attached is a true copy of the

Articles of Amendment

for

NATIONAL RESIDENTIAL NOMINEE SERVICES VERMONT, LLC

changing the corporation name to

VERMONT RESIDENTIAL NOMINEE SERVICES, LLC

as filed in this department effective May 22, 2002.

May 22, 2002

Given under my hand and the seal of the State of Vermont, at Montpelier, the State Capital

Deborah L. Markowitz
Secretary of State

FORM: Articles of Amendment, LLC	Page 1 of 2
Articles of Amendment Limited Liability Company
This form should be filled out in full, printed, and returned, with the fee, to the Secretary of State, 81 River Street, Drawer 09, Montpelier, VT 05609. Because a signature and fee is required we are not able to accept this on-line.
Current name: National Residential Nominee Services Vermont, LLC
Name is changed to: Vermont Residential Nominee Services, LLC
     (name must end with Limited Liability Company; Limited Company; LLC; or LC; may abbreviate Ltd & Co)

(Alternate name)

NOTE: A Foreign LLC (non VT) must attach a good standing certificate, dated no earlier than 30 days prior to filing, from its state of origin. Click “here” to see what you can do if the name is not available in Vermont.
Date articles were filed: 5/13/02 organized under the laws of the state (or country): Vermont
☐ Is changing its state (or country) of origin to:
☐ Is changing to a term Limited Liability Company:
☐ Is changing the period of duration of its term to:
☐ Is ceasing to be a Term Limited Liability Company.
☐ Is changing to a Manager-Managed company. The name and address of each MANAGER name

☐ Is changing to a Member-Managed company.
☐ Amending that members of the company ARE to be personally liable for debts and obligations under § 3043(b) of this title.
☐ Amending that members of the company CEASE to be personally liable for debts and obligations under § 3043(b) of this title.
☐ Changes other than listed above:

SIGNATURE:	/s/ Marjorie Nemzura	Title:	Vice President	Date:	5/20/02
Marjorie Nemzura
$25.00 fee (mandatory). Print & file in duplicate. If a delayed effective date is not specified                  (no later than 90 days after filing), it is effective the date it is approved. Note: In the event that there is a problem with your application an email address or phone number may allow us to contact you faster: 312-223-4552
(STAMP)

STATE OF VERMONT

OFFICE OF SECRETARY OF STATE

The Office of Secretary of State hereby grants a

Certificate of Organization

to

NATIONAL RESIDENTIAL NOMINEE SERVICES VERMONT, LLC

an Vermont domestic LLC, effective on May 13, 2002.

May 13, 2002

Given under my hand and the seal
of the State of Vermont, at
Montpelier, the State Capital

Deborah L. Markowitz
Secretary of State

FORM: LIMITED LIABILITY COMPANY ARTICLES OF ORGANIZATION	Page 1 of 2
LLC ARTICLES OF ORGANIZATION (Domestic & foreign -T.11,Ch.21)
This form should be filled out in full, printed, and returned, with the fee, to the Secretary of State’s Office, 81 River Street, Drawer 09, Montpelier, VT 05609. Because a signature and fee is required we are not able to accept this on-line. We suggest that you consult an attorney if you have any legal questions regarding LLC filings.
Name of LLC: National Residential Nominee Services Vermont, LLC
(Name must contain the words Limited Liability Company, Limited Company, LLC, LC)
Organized under the laws of the state (or country) of: Vermont
A Foreign LLC must attach a good standing certificate, dated no earlier than 30 days prior to filing, from its State of origin.
Principal office: 300           Street # 650
San Francisco           CA                94104
Registered agent: CT Corporation System
Agent’s street & po box: 26 Railroad Avenue
           Essex Junction                VERMONT 05453-0123
The fiscal year ends the month of: Dec. (DEC will be designated as the month your year ends unless you state differently.) Each company under this title is required to file an annual report within 2 1/2 months of the close of its fiscal year. Failure to file may result in termination of the its authority. A pre-printed form will be mailed to your agent when the report is due.
Is this a term LLC? ☐ Yes ☑ No If Yes, state the duration of its term:
An LLC is an At-Will Company unless it is designated in its articles of organization as a Term Co)
This is a MANAGER-MANAGED company? ☑ Yes ☐ No If yes list name & address below.
 Radah Butler 300 Montgomery Street # 650 San Francisco, CA 94104
Francene DePrez 808 Travis Street, Suite 1518, Houston, TX 77002
Are members personally liable for debts & obligations under T.11,§3043(b)? ☐ Yes ☑ No

Printed Name	Marjorie Nemzura	Signature	/s/ Marjorie Nemzura	date	5/9/02

Organizers address:	171 N. Clark Street - 8th Floor
Chicago, IL 60601-3294

FEES: Vermont Domestic = $75.00 Foreign (non-Vermont) = $l00.00 Print & file in duplicate. If a delayed effective date is not specified                      (no later than 90 days after filing), it is effective the date it is approved.
In the event that there is a problem with your application give us an email address or a phone number so we can serve you faster: email
(STAMP)